Exhibit T3B.21

BY-LAWS

OF

PIZZERIA UNO OF SYRACUSE, INC.

(a New York corporation)

ARTICLE  I

SHAREHOLDERS

1.           CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by Section 508, and, where applicable, by Sections 505, 616, 620, 709, and 1002, of the Business Corporation Law and by any other applicable provision of law and shall be signed by the Chairman or a Vice-Chairman of the Board of Directors, if any, or by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimilies if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, or if the shares are listed on a registered national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

A certificate representing shares shall not be issued until the full amount of consideration therefore has been paid except as Section 504 of the Business Corporation Law may otherwise permit.

The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

2.           FRACTIONAL SHARE INTERESTS. The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

3.           SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4.           RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless directors fix a new record date under this paragraph for the adjourned meeting.

5.           MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholder or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6.           SHAREHOLDER MEETINGS.

-           TIME. The annual meeting shall be held on the second Wednesday in February, provided that the first annual meeting shall he held on a date within thirteen months after the formation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon shareholders.

-           PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of New York, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York.

-           CALL. Annual meetings may be called by the directors or by an officer instructed by the directors to call the meeting. Special meetings may be called in like manner except when the directors are required by the Business Corporation Law to call a meeting, or except when the shareholders are entitled by said Law to demand the call of a meeting.

-           NOTICE OR ACTUAL OR  CONSTRUCTIVE WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called; and, at any such meeting, only such business may be transacted which is related to the purpose or purposes set forth in the notice. If the directors shall adopt, amend, or repeal a bylaw regulating an impending election of directors, the notice of the next meeting for election of directors shall contain the statements prescribed by Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not fewer than ten days nor more than fifty days before the date of the meeting, provided, however, that a copy of such notice may be given by third class mail not fewer than twenty-four nor more than fifty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. An affidavit of the Secretary or other person giving the notice or of a transfer agent of the corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under Section 605(a) of the Business Corporation Law. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

-           SHAREHOLDER LIST AND CHALLENGE. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

-           CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers: the Chairman of the Board, or in his absence any Vice-Chairman of the Board, or if none of the foregoing is in office and present and acting, by the President, or in his absence any Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

-           PROXY REPRESENTATION. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

-           INSPECTORS, APPOINTMENT. The directors, in advance of any shareholders’ meeting, may, but need not, appoint one or more inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the votes as certified by them.

-           QUORUM. Except for a special election of directors pursuant to Section 603(b) of the Business Corporation Law, and except as otherwise provided herein or in the Business Corporation Law, the holders of a majority of the outstanding shares shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

-           VOTING. Each share shall entitled the holder thereof to one vote. Directors shall, except as otherwise required by the Business Corporation Law or by the certificate of incorporation of the corporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Any other action shall be authorized by a majority of the votes cast except where the Business Corporation Law or these by-laws prescribes a different proportion of votes.

7.           SHAREHOLDER  ACTION WITHOUT MEETINGS. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon, unless the certificate of incorporation provides that the written consent of the holders of less than all outstanding shares is sufficient for corporate action in which event the provision of the certificate of incorporation shall prevail.

ARTICLE II

GOVERNING BOARD

1.           FUNCTIONS AND DEFINITIONS. The business of the corporation shall be managed under the direction of a governing board, which is herein referred to as the “Board of Directors” or “directors” notwithstanding that the members thereof may otherwise bear the titles of trustees, managers, or governors or any other designated title, and notwithstanding that only one director legally constitutes the Board. The word “director” or “directors” likewise herein refers to a member or to members of the governing board notwithstanding the designation of a difference official title or titles. The use of the phrase “entire board” herein means the total number of directors which the corporation would have if there were no vacancies.

2.           QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The number of directors constituting the entire board shall be not less than three, except that, where all the shares of the corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by action of the shareholders or of the directors, or, if the number is not so fixed, the number shall be three. The number of directors may be increased or decreased by action of shareholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the term of any incumbent director.

3.           ELECTION AND TERM. The first Board of directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim by the shareholders to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified; and directors who are elected in the interim by the directors to fill vacancies and newly created directorships shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

4.           MEETINGS.

-           TIME. Meetings of the Board of Directors shall he held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

-           PLACE. Meetings of the Board of Directors, regular or special, shall be held at such place within or without the State of New York as shall be fixed by the Board.

-           CALL. No call shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Special meetings may be called by or the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

-           NOTICE OR ACTUAL  OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written notice of any special meeting of the Board of Directors shall state the place, date and hour of such special meeting and shall be given personally, or by first class mail, postage prepaid, not less than 48 hours prior to the meeting. The notice of any meeting need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

-           QUORUM AND ACTION. Unless a greater majority is required by the certificate of incorporation, a majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business, except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise provided herein or in the Business Corporation Law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

-           CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other director chosen by the Board, shall preside.

5.           REMOVAL OF DIRECTORS. Any or all of the directors may he removed for cause or without cause by the shareholders. One or more of the directors may be removed for cause by the Board of Directors.

6.           COMMITTEES. Whenever the Board of Directors shall consist of more than three members, the Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Law.

7.           WRITTEN ACTION. Unless otherwise restricted in the certificate of incorporation, any action required or permitted to be taken by the Board of Director or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.

ARTICLE III

OFFICERS

1.-           OFFICES. the directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice- Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. The President may but need not be a director. Any two or more offices may be held by the same person except the offices of President and Secretary; except when all of the issued and outstanding stock of the corporation owned by one person, such person may hold all or any combination of offices.

-           TERM. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

-           POWERS AND DUTIES. Officers shall have the powers and duties defined in the resolutions appointing them. The board may require any officer to give security for the faithful performance of his duties.

-           REMOVAL OF OFFICERS. The Board of Directors may remove any officer for cause or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

ARTICLE IV

BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and any committee which the directors may appoint, and shall keep at the office of the transfer agent or registrar, if any, in said state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Subject to the provisions of Section 624 of the Business Corporation Law, any person who shall have been a shareholder of record of the corporation for at least six months immediately preceding his demand, or any person holding or thereunto authorized in writing by the holders of, at least five percent of any class of the outstanding shares, upon at least five days’

written demand shall have the right to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the corporation’s shareholders and record of shareholders and to make extracts therefrom.

ARTICLE V

CORPORATE  SEAL

The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall end on Sunday closest to September 30 and shall be subject to change from time to time by the Board of Directors.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall indemnify against all liabilities and expenses, including reasonable fees of counsel, any person threatened with or made a party to any action, suit or other proceeding by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer, employee or other agent of the corporation, or is or was a director, officer, employees or other agent of the corporation, or is or was a director, officer, employee or other agent of the corporation who serves or served, at the request of the corporation, as a director, officer, employees or other agent of another organization, or who, at the request of the corporation, serves or served in any capacity with respect to an employee benefit plan, except that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; provided, however, as to matters disposed of by a compromise payment, pursuant to a consent decree or otherwise, no reimbursement, either for said payment or for any other expenses in connection with the matter so disposed of, shall be provided unless such compromise shall have been approved:

(a)	by a disinterested majority of the directors then in office; or

(b)
if a majority of the directors then in office shall be interested, by a majority of the disinterested directors then in office, provided that there shall have been obtained a written opinion of independent legal counsel to the effect that such person does not appear not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, the best interests of the participants or beneficiaries of the employee benefit plan; or

(c)	by the holders of a majority of the outstanding stock at the time entitled to vote for directors, not counting as outstanding any stock owned by any interested person.

The Board may from time to time authorize payment by the corporation of expenses incurred by any such person in defending any such action, suit or other proceeding in advance of its final disposition upon receipt of an undertaking from such person to repay such payment if such person shall have been adjudicated to be not entitled to indemnification under this Article VII, or if the matter involved shall have been disposed of by a compromise payment with respect to which such person shall be entitled to indemnification under this ARTICLE VII. Such undertaking may be accepted without reference to the financial ability of such person to make repayment. Absence of an express provision in these by-laws for indemnification or exoneration shall not limit any right of indemnification or exoneration existing independently of this ARTICLE VII.

ARTICLE VIII

AMENDMENT OF BY-LAWS

These by-laws or any provision of or additions to these by-laws may be adopted, amended or repealed by the Board. By-Laws adopted by the directors may be amended or repealed by the holders of the shares at the time entitled to vote in the election of directors. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

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